UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2014
Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, Abercrombie & Fitch Co. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-k”) disclosing, among other matters, the Arthur C. Martinez, Terry Burman and Charles R. Perrin had been elected to the Company’s Board of Directors (the “Board”) on January 27, 2014. Committee assignments for Messrs. Burman and Perrin had not been determined as of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that on February 20, 2014, upon the recommendation of the Nominating and Board Governance Committee of the Board, the Board made the following appointments: (i) Charles R. Perrin to serve as a member of the Audit Committee of the Board, with such service to be at the pleasure of the Board; (ii) Terry Burman and Charles R. Perrin to serve as members of the Compensation Committee of the Board, with such service to be at the pleasure of the Board; and (iii) Terry Burman to serve on the Nominating and Board Governance Committee of the Board, with such service to be at the pleasure of the Board. The Board had determined that Messrs. Perrin and Burman meet all of the applicable requirements for service on the respective committees to which they were appointed.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Abercrombie & Fitch Co.
Dated: February 25, 2014

By: /s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

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